Exhibit 99.1

Enova Reports Fourth Quarter and Full Year 2022 Results

  Total revenue increased 7% sequentially and 34% from the fourth quarter of 2021 to $486 million
  Strong profitability with diluted earnings per share of $1.56 and adjusted earnings per share of $1.76
  Total company originations were $1.2 billion, 9% higher than originations for the fourth quarter of 2021, and total receivables, on an amortized basis, increased 46% from year-end 2021 to $2.9 billion
  Continued solid credit performance and outlook with a fourth quarter net revenue margin of 60%, total consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables of 8.8% for the fourth quarter and an increase in the fair value of the consolidated portfolio as a percentage of principal to 110% at December 31
  At year-end 2022, total liquidity was $729 million, including cash and marketable securities of $196 million and available capacity on revolving facilities of $533 million

CHICAGO, Feb. 1, 2023 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and artificial intelligence, today announced financial results for the fourth quarter and year ended December 31, 2022.

"Looking back on 2022, our team executed remarkably well in an evolving macro environment by delivering meaningful growth while effectively managing risk," said David Fisher, Enova's CEO. "Our diversified product offerings have allowed us to adapt to the changing environment and meet strong customer demand while maintaining portfolio resiliency and solid financial results. As we likely face continued uncertainty in the macroeconomy during 2023, we will leverage our diversified, flexible online-only business model, nimble machine learning powered credit risk management capabilities, and solid balance sheet to support our customers while continuing to manage the business to produce sustainable and profitable growth."

Fourth Quarter 2022 Summary

  Total revenue of $486 million in the fourth quarter of 2022 increased 34% from $364 million in the fourth quarter of 2021.
  Net revenue margin of 60% in the fourth quarter of 2022 compared to 77% in the fourth quarter of 2021.
  Net income attributable to Enova International, Inc. of $51 million, or $1.56 per diluted share, in the fourth quarter of 2022 compared to $49 million, or $1.30 per diluted share, in the fourth quarter of 2021.
  Fourth quarter 2022 adjusted EBITDA, a non-GAAP measure, of $120 million compared to $101 million in the fourth quarter of 2021.
  Adjusted earnings of $57 million, or $1.76 per diluted share, both non-GAAP measures, in the fourth quarter of 2022 compared to adjusted earnings of $60 million, or $1.61 per diluted share, in the fourth quarter of 2021.

Full Year 2022 Summary

  Total revenue of $1.736 billion in 2022 increased 44% from $1.208 billion in 2021.
  Net revenue margin of 64% in 2022 compared to 85% in 2021.
  Net income from continuing operations of $207 million, or $6.19 per diluted share, in 2022, compared to $256 million, or $6.79 per diluted share, in 2021.
  Full year 2022 adjusted EBITDA of $443 million, a non-GAAP measure, compared to $473 million in 2021.
  Adjusted earnings of $228 million, or $6.81 per diluted share, both non-GAAP measures, in 2022, compared to adjusted earnings of $286 million, or $7.57 per diluted share, in 2021.

"We are pleased to end 2022 with another quarter of solid top- and bottom-line financial performance that was in line with our expectations," said Steve Cunningham, CFO of Enova. "Despite a difficult macro environment, we produced record originations and delivered record revenue. In addition, we ended the year with the largest portfolio in our history while maintaining ample liquidity, strong capitalization and solid returns on equity, which enabled us to repurchase nearly $140 million of our shares during the year. We enter 2023 with financial flexibility and a focus on delivering solid financial results while striking a prudent balance between growth and risk."

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call
Enova will host a conference call to discuss its fourth quarter and full year 2022 results at 4 p.m. Central Time / 5 p.m. Eastern Time today, February 1st. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until February 8, 2023, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 1161777.

About Enova
Enova International (NYSE: ENVA) is a leading financial services company with powerful online lending that serves small businesses and consumers who are underserved by traditional banks. Through its world-class analytics and machine learning algorithms, Enova has provided more than 8 million customers with over $48 billion in loans and financing. You can learn more about the company and its portfolio of businesses at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for transaction-related costs, lease termination and cease-use costs, other nonoperating expenses and equity method investment income shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	December 31,
	2022	2021
Assets
Cash and cash equivalents	$100,165	$165,477
Restricted cash	78,235	60,406
Loans and finance receivables at fair value	3,018,528	1,964,690
Income taxes receivable	43,741	51,104
Other receivables and prepaid expenses	66,267	52,274
Property and equipment, net	93,228	78,402
Operating lease right-of-use asset	19,347	23,101
Goodwill	279,275	279,275
Intangible assets, net	27,390	35,444
Other assets	54,713	51,310
Total assets	$3,780,889	$2,761,483
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$198,320	$156,102
Operating lease liability	33,595	40,987
Deferred tax liabilities, net	104,169	86,943
Long-term debt	2,258,660	1,384,399
Total liabilities	2,594,744	1,668,431
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 44,326,999 and 43,423,572 shares issued and 31,220,928 and 34,144,012 outstanding as of December 31, 2022 and 2021, respectively	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	251,878	225,689
Retained earnings	1,313,185	1,105,761
Accumulated other comprehensive loss	(5,990)	(8,540)
Treasury stock, at cost (13,106,071 and 9,279,560 shares as of December 31, 2022 and 2021, respectively)	(372,928)	(229,858)
Total stockholders' equity	1,186,145	1,093,052
Total liabilities and stockholders' equity	$3,780,889	$2,761,483

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$486,164	$363,608	$1,736,085	$1,207,932
Change in Fair Value	(196,056)	(83,229)	(618,521)	(183,672)
Net Revenue	290,108	280,379	1,117,564	1,024,260
Operating Expenses
Marketing	96,573	107,612	382,573	271,160
Operations and technology	44,723	39,072	173,668	147,700
General and administrative	35,064	40,641	140,464	156,962
Depreciation and amortization	8,499	12,374	36,867	35,375
Total Operating Expenses	184,859	199,699	733,572	611,197
Income from Operations	105,249	80,680	383,992	413,063
Interest expense, net	(37,530)	(19,016)	(115,887)	(76,509)
Foreign currency transaction (loss) gain, net	(715)	1	(645)	(382)
Equity method investment (loss) income	(87)	395	6,435	2,953
Other nonoperating expenses	—	(842)	(1,321)	(1,970)
Income before Income Taxes	66,917	61,218	272,574	337,155
Provision for income taxes	16,045	12,480	65,150	80,087
Net income before noncontrolling interest	50,872	48,738	207,424	257,068
Less: Net income attributable to noncontrolling interest	—	88	—	773
Net income attributable to Enova International, Inc.	$50,872	$48,650	$207,424	$256,295
Earnings Per Share attributable to Enova International, Inc.:
Earnings per common share:
Basic	$1.62	$1.36	$6.42	$7.05
Diluted	$1.56	$1.30	$6.19	$6.79
Weighted average common shares outstanding:
Basic	31,401	35,750	32,290	36,351
Diluted	32,627	37,330	33,483	37,736

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows provided by operating activities	893,998	471,868
Cash flows from investing activities
Loans and finance receivables	(1,631,354)	(923,494)
Acquisitions, net of cash acquired	—	(29,153)
Property and equipment additions	(43,629)	(29,674)
Sale of subsidiary	8,713	1,928
Other investing activities	—	25
Total cash flows used in investing activities	(1,666,270)	(980,368)
Cash flows provided by financing activities	724,866	365,149
Effect of exchange rates on cash	(77)	34
Net decrease in cash and cash equivalents and restricted cash	(47,483)	(143,317)
Cash, cash equivalents and restricted cash at beginning of year	225,883	369,200
Cash, cash equivalents and restricted cash at end of period	$178,400	$225,883

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended December 31, 2022 and 2021.

Three Months Ended December 31	2022	2021	Change
Ending combined loan and finance receivable principal balance:
Company owned	$2,739,164	$1,878,426	$860,738
Guaranteed by the Company(a)	12,937	11,790	1,147
Total combined loan and finance receivable principal balance(b)	$2,752,101	$1,890,216	$861,885
Ending combined loan and finance receivable fair value balance:
Company owned	$3,018,528	$1,964,690	$1,053,838
Guaranteed by the Company(a)	16,257	18,813	(2,556)
Ending combined loan and finance receivable fair value balance(b)	$3,034,785	$1,983,503	$1,051,282
Fair value as a % of principal(c)	110.3%	104.9%	5.4%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$2,837,799	$1,944,263	$893,536
Guaranteed by the Company(a)	15,644	13,750	1,894
Ending combined loan and finance receivable balance(b)	$2,853,443	$1,958,013	$895,430
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$2,723,006	$1,792,257	$930,749
Guaranteed by the Company(a)(d)	15,050	13,212	1,838
Average combined loan and finance receivable balance(a)(d)	$2,738,056	$1,805,469	$932,587

Revenue	$478,945	$358,633	$120,312
Change in fair value	(194,375)	(81,911)	(112,464)
Net revenue	284,570	276,722	7,848
Net revenue margin	59.4%	77.2%	(17.8)%
Change in fair value as a % of average loan and finance receivable balance(d)	7.1%	4.5%	2.6%

Delinquencies:
>30 days delinquent	$190,119	$103,213	$86,906
>30 days delinquent as a % of loan and finance receivable balance(c)	6.7%	5.3%	1.4%

Charge-offs:
Charge-offs (net of recoveries)	$240,531	$120,259	$120,272
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	8.8%	6.7%	2.1%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$50,872	$48,650	$207,424	$256,295
Adjustments:
Transaction-related costs(a)	—	—	—	1,424
Lease termination and cease use costs(b)	—	7,648	—	7,535
Equity method investment loss (income)(c)	87	—	(6,107)	—
Other nonoperating expenses(d)	—	842	1,321	1,970
Intangible asset amortization	2,014	2,014	8,055	6,862
Stock-based compensation expense	5,993	5,107	21,950	21,179
Foreign currency transaction loss (gain), net	715	(1)	645	372
Cumulative tax effect of adjustments	(2,191)	(4,012)	(5,365)	(9,855)
Adjusted earnings	$57,490	$60,248	$227,923	$285,782

Diluted earnings per share	$1.56	$1.30	$6.19	$6.79

Adjusted earnings per share	$1.76	$1.61	$6.81	$7.57

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$50,872	$48,650	$207,424	$256,295
Depreciation and amortization expenses(e)	8,499	12,372	36,867	35,362
Interest expense, net(e)	37,530	18,916	115,887	75,929
Foreign currency transaction loss (gain), net(e)	715	(1)	645	372
Provision for income taxes	16,045	12,480	65,150	80,087
Stock-based compensation expense	5,993	5,107	21,950	21,179
Adjustments:
Transaction-related costs(a)	—	—	—	1,424
Lease termination and cease use loss(b)	—	3,449	—	3,336
Equity method investment loss (income)(c)	87	(395)	(6,435)	(2,953)
Other nonoperating expenses(d)	—	842	1,321	1,970
Adjusted EBITDA	$119,741	$101,420	$442,809	$473,001

Adjusted EBITDA margin calculated as follows:
Total Revenue	$486,164	$363,608	$1,736,085	$1,207,932
Adjusted EBITDA	119,741	101,420	442,809	473,001
Adjusted EBITDA as a percentage of total revenue	24.6%	27.9%	25.5%	39.2%

(a)	In the first quarter of 2021, the Company incurred expenses totaling $1.4 million ($1.1 million net of tax) related to acquisitions and a divestiture of a subsidiary.
(b)

In the fourth and third quarters of 2021, the Company recorded a loss of $7.6 million ($5.7 million net of tax), including a net write-off of leasehold improvements of $4.2 million, and a gain of $0.1 million ($0.1 million net of tax), respectively, upon the exits of leased office spaces.

(c)

In the second quarter of 2022, the Company recorded a gain of $10.9 million ($8.3 million net of tax) on an equity method investment, partially offset by a $4.4 million ($3.3 million net of tax) loss on the sale of another equity method investment.

(d)

In the fourth quarter of 2021, the Company incurred a loss of $0.8 million ($0.6 million net of tax) related to the partial divestiture of a subsidiary. In the second quarter of 2021 and the second and third quarters of 2022, the Company recorded other nonoperating expense of $0.8 million ($0.6 million net of tax), $1.1 million ($0.8 million net of tax) and $0.2 million ($0.2 million net of tax), respectively, related to incomplete transactions. In the first quarter of 2021 the Company recorded other nonoperating expense of $0.4 million ($0.3 million net of tax) related to the repurchase of securitization notes.

(e)	Excludes amounts attributable to noncontrolling interests.

For further information: Public Relations Contact: Erin Yeager, Email: media@enova.com; Investor Relations Contact: Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com; Cassidy Fuller, Office: (415) 217-4168, Email: IR@enova.com